                                                                   EXHIBIT 10.18



                           AIRCRAFT SECURITY AGREEMENT

THIS AIRCRAFT SECURITY AGREEMENT ("AGREEMENT") is made and entered into as of 4/29/99, by and between RIDGEBURY FUNDING, L.L.C., a Delaware limited liability company, having an office at 1000 WINDWARD CONCOURSE SUITE 403, ALPHARETTA, GA (together with its successors and assigns, if any, "SECURED PARTY") and UNITED FOODS, INC., a corporation organized and existing under the laws of the State of Delaware and having its chief executive offices located at TEN PICTSWEET DRIVE, P.O. BOX 119, BELLS, TN 38006-0119 ("DEBTOR").

1. GRANT OF SECURITY INTEREST. To secure Debtor's payment and performance of any and all debts, obligations and liabilities of any kind, nature or description whatsoever (whether due or to become due) of Debtor to Secured Party, including but not limited to those arising under the promissory note of even date herewith (the "NOTE"), this Agreement, and/or any related documents (the Note, this Agreement and all such related documents being hereinafter collectively referred to as the "DEBT DOCUMENTS"), and any renewals, extensions, replacements and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "OBLIGATIONS"), Debtor grants to Secured Party a security interest in the aircraft and other property described below and in all additions and accessions thereto as more fully described in the Schedule (attached hereto) and substitutions therefor, now or hereafter owned, all unearned insurance premiums and insurance proceeds relating to such property, and the proceeds of all of the foregoing (all of such property and proceeds are collectively referred to as the "Aircraft"):

AIRCRAFT MAKE: CESSNA; MODEL NO.: 650; SERIAL NO.: 650-0001; REGISTRATION NO.:
N651CC; ENGINE MAKE: GARRETT; MODEL NO.: TFE-731-3C-100S WITH MSP; SERIAL
NUMBERS: P-87180 4897 TT, P-87182 4897 TT; PROPELLER MAKE: N/A; MODEL NO.: N/A; SERIAL NUMBERS: N/A; TOGETHER WITH ALL OTHER PROPERTY ESSENTIAL AND APPROPRIATE TO THE OPERATION OF THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO ALL INSTRUMENTS, AVIONICS, EQUIPMENT AND ACCESSORIES ATTACHED TO AND CONNECTED WITH THE AIRCRAFT, AND ALL LOGS, MANUALS AND OTHER DOCUMENTS ISSUED FOR, OR REFLECTING USE OR MAINTENANCE OF, THE AIRCRAFT.




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Notwithstanding anything to the contrary in this Agreement or any other Debt
Document, if no event of default has occurred and is continuing under this Agreement, the Note or the Debt Documents, upon payment in full of all amounts owing by Debtor under the Note, the security interest of Secured Party in the Aircraft will immediately terminate.

2. HOME AIRPORT. The home airport of the Aircraft will be:

MCKELLAR AIRPORT, JACKSON, MADISON COUNTY, TN, and will not be changed without the prior written consent of Secured Party.

(Name of Airport, Township, County, State)

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR. Debtor represents, warrants and covenants that:

(a) Debtor (i) is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, (ii) has its chief executive offices at the location set forth in such paragraph, (iii) is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, and
(iv) is and will continue to be a "citizen of the United States", within the meaning of the Title 49, Subtitle VII of the United States Code, as amended (the "FAA ACT"), and the regulations thereunder so long as any Obligations are due to Secured Party under the Debt Documents or otherwise;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under, each of the Debt Documents and has full right and lawful authority to grant the security interest described in this Agreement;

(c) The Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;



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(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, Debtor of any of the Debt Documents, except such as have already been obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not
(i) violate any of Debtor's organizational documents or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of, constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f) Except as disclosed to Secured Party, there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents;

(g) All audited financial statements delivered to Secured Party in connection with the Obligations have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement there has been no material adverse change in Debtor's financial condition or business prospects;

(h) Debtor is (or, to the extent that the Aircraft is to be acquired hereafter, will be) and will remain the sole lawful owner, in sole, open and notorious possession of the Aircraft, free from any security interest, lien or encumbrance whatsoever other than those in favor of Secured Party and Debtor shall defend the Aircraft against all claims and demands of all other persons claiming any interest therein;

(i) Debtor shall promptly pay or cause to be paid all taxes, license fees, assessments and public and private charges, that are or may be levied or assessed on or against the Aircraft or the ownership or use thereof, or on this Agreement;

(j) if at the time of Debtor's execution of this Agreement, Debtor is not the registered owner of the Aircraft, as shown in the records of the United States Federal Aviation Administration ("FAA"), Debtor at



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its own expense shall immediately register the Aircraft in its name with the FAA and, so long as any Obligation is due to Secured Party, Debtor shall not impair such registration or cause it to be impaired, suspended or cancelled, nor register the Aircraft under the laws of any country except the United States of America.

(k) Debtor shall promptly notify Secured Party of any facts or occurrences which do or, by passage of time or otherwise will, constitute a breach of any of the above warranties and covenants;

4. DEBTOR SHALL EXECUTE AND DELIVER DOCUMENTS. Debtor shall, at Secured Party's request, furnish Secured Party such information and execute and deliver to Secured Party such documents and do all such acts and things as Secured Party may reasonably request as necessary or appropriate to establish and maintain a valid first priority security interest in the Aircraft and to assure that the Aircraft is titled, registered and the security interest perfected to Secured Party's satisfaction. Debtor shall pay the cost of filing all appropriate documents in all public offices where Secured Party deems such filings necessary or desirable.

5. USE, OPERATION, MAINTENANCE AND REPAIR. Debtor shall use, operate, maintain and repair the Aircraft and retain actual and operational control and possession thereof in compliance with the following provisions:

(a) Debtor shall use, operate, maintain and store the Aircraft, and every part thereof, properly, carefully and in compliance with all applicable statutes, ordinances and regulations of all jurisdictions in which the Aircraft is operated or used, as well as all applicable insurance policies, manufacturer's recommendations and operating and maintenance manuals. Debtor shall use the Aircraft predominantly for business purposes and only for the purposes and in the manner set forth in the application for insurance executed at the time of negotiating the purchase of the Aircraft. At all times during the term of this Agreement, Debtor shall not operate or locate the aircraft, or suffer or permit the aircraft to be operated, located, or otherwise permitted to go into or over
(i) any area of hostilities, or (ii) any geographic area which is not covered by the insurance policies required by this Agreement. Notwithstanding the foregoing, in no event shall the Aircraft be located or operated in Cuba or over Cuba (unless in compliance with all applicable federal regulations), or outside of the continent of North America and the Caribbean. The engines identified in




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Section 1 of this Agreement shall be used only on the airframe described in that
Section and shall only be removed for maintenance in accordance with the provisions of this Agreement. Debtor shall not use, attempt to use, or suffer the Aircraft to be used in any manner which may or does contravene any applicable law, rule or regulation governing the Aircraft, including without limitation those relating to intoxicating liquors, narcotics, firearms or similar products, and shall not attempt to sell, lease, rent, assign or dispose of the Aircraft, or any interest herein or therein, or any part thereof, without Secured Party's prior written consent.

(b) The Aircraft will be operated at all times by a currently certificated pilot having the minimum total pilot hours and minimum pilot-in-command hours required by FAA rules or regulations or as required by applicable insurance policies, whichever requirements are stricter. Debtor shall be responsible for and pay for all expenses of owning and operating the Aircraft, including but not limited to storage, fuel, lubricants, service, inspections, overhauls, replacements, maintenance and repairs, all in compliance with the manufacturer's operating and maintenance manuals and with FAA rules and regulations. Debtor shall properly maintain all records and other materials pertaining to the maintenance and operation of the Aircraft, including but not limited to those required by applicable law, rule or regulation and by the manufacturer for the enforcement of any warranty.

(c) The Aircraft is and shall at all times be maintained by Debtor at its expense in good repair in the configuration and condition existing on the date hereof, and in airworthy condition necessary for all aircraft licenses under the laws, ordinances, rules and regulations of all jurisdictions in which the Aircraft will at any time be operated. Debtor shall ensure timely compliance with all applicable mandatory Service Bulletins, Service Letters, Manufacturer's Directives and Airworthiness Directives. Debtor shall submit written evidence of such maintenance and condition to Secured Party upon its written request from time to time. Debtor shall use reasonable care to prevent the Aircraft from being damaged or injured, and shall promptly (but in no event later than 60 days after discovery) replace any part or component of the Aircraft which may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Aircraft.

(d) Debtor shall at its expense timely make any alterations or modifications to the Aircraft that may at any time during the term of this Agreement be required to maintain the Aircraft in the condition required by



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this Agreement. Debtor shall in no way alter, attempt to alter or otherwise change the identity or appearance of the Aircraft, including but not limited to the "N" number, exterior paint and symbols, without the express prior written consent of Secured Party.

6. INDEMNIFICATION AND INSURANCE.

(a) Debtor shall indemnify and save Secured Party harmless from and against all claims, expenses, damages and liabilities whatsoever, including without limitation personal injury, death and property damage claims arising in tort or otherwise, under any legal theory including but not limited to strict liability, in any manner occasioned by or related to the Aircraft, its operation, use, ownership, possession, manufacture or otherwise.




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(b) Debtor shall at all times bear all risk of loss, damage, destruction or confiscation of or to the Aircraft. Debtor shall, at its own expense, keep the Aircraft insured at all times against confiscation, expropriation, and all physical damage to the Aircraft including damage or destruction by fire, theft, crash, vandalism, and all other causes with standard loss payable clause and breach of warranty endorsement in favor of Secured Party and shall carry liability insurance, all of which shall be in such amounts, under such forms of policies, upon such terms, for such periods and with such companies or underwriters as Secured Party may approve, losses or refunds in all cases to be first payable to Secured Party or its assigns, as its interest may appear. Notwithstanding any provision of this Agreement to the contrary, failure to obtain Secured Party's approval of any insurer or policy shall not excuse Debtor from its obligation to maintain insurance coverage. In no event shall the amounts of such insurance be less than the principal amount of the Note. All insurance policies shall provide for at least 30 days prior written notice to Secured Party of any cancellation or material modification, shall contain a severability of interest clause providing that such policy shall operate in the same manner as if a separate policy covered each insured, shall waive any right of set-off against Debtor or Secured Party, shall waive any right of subrogation against Secured Party and shall be primary and not subject to any offset by any other insurance carried by Debtor or Secured Party. Debtor shall pay any deductible portion of such insurance and any expense incurred in collecting insurance proceeds. Debtor shall furnish to Secured Party copies of all insurance policies required by this paragraph. Debtor hereby assigns to Secured Party the proceeds of all such insurance (including any refund of premium) to the extent of the Obligations secured hereby, directs the insurer to pay any losses or refunds due Debtor directly to Secured Party, and appoints Secured Party as attorney-in-fact to make proof of loss and claim for all insurance and refunds thereupon and to endorse all documents, contracts drafts, checks or forms of payment of insurance or premiums. Upon the occurrence of a default hereunder, Secured Party may at its option apply insurance proceeds, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any of Debtor's Obligations to Secured Party. Any surplus proceeds shall be paid to Debtor.

7. DEBTOR'S POSSESSION. Until default, Debtor may possess the Aircraft and use it in any lawful manner not inconsistent with this agreement. Debtor shall at all times keep the Aircraft and any proceeds therefrom separate and distinct from other property of the Debtor and shall keep accurate and complete records of the Aircraft and all such proceeds. Secured Party may examine and inspect the Aircraft, wherever located, at any reasonable time, on land and in flight.



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

8. DEFAULT. Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence of any of the following Events of
Default:

(a) Debtor fails to pay within 10 days after its due date any installment or other amount due or coming due under any of the Debt Documents and such failure continues for more than 10 days after Secured Party gives Debtor written notice thereof;

(b) Debtor fails to maintain at all times insurance coverage as required by paragraph 6(b) of this Agreement;

(c) Any attempt by Debtor, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in or otherwise deliver possession of (except for maintenance purposes), transfer or encumber the Aircraft;

(d) Debtor breaches any of its other Obligations under any Debt Document and fails to cure the breach within 30 days after Secured Party gives Debtor written notice thereof;

(e) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Obligations is false or misleading in any material respect;

(f) Debtor or any guarantor or surety for the Obligations dies, becomes insolvent or ceases to do business as a going concern;

(g) The Aircraft or any other property of Debtor is confiscated, sequestered, seized or levied upon;

(h) The Aircraft is lost, stolen, secreted, abused, illegally used, misused, or destroyed;

(i) Any part of the Aircraft (which would cost more than the lesser of (i) ten percent (10%) of the original loan balance or (ii) $250,000.00 to repair or replace) is damaged, lost, stolen or destroyed, and such part is not replaced or repaired within 60 days of the date that such part is damaged, lost, stolen or destroyed;


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(j) One or more final, nonappealable judgments for the payment of money in excess of $50,000.00 shall have been entered against Debtor, which judgment or judgments shall have remained undischarged and unstayed for a period of sixty
(60) consecutive days;

(k) Debtor or any guarantor of or surety for the Obligations makes an assignment for the benefit of creditors, applies to or petitions any tribunal for the appointment of a custodian, receiver or trustee for itself or for any substantial part of its property, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, or if any such petition or application is filed or any such proceeding is commenced against Debtor or any guarantor or surety, and such petition, application or proceeding is not dismissed within 30 days, or Debtor or any such guarantor or surety by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, proceeding, order for relief or such appointment of a custodian, receiver or trustee;

(l) Debtor conceals or removes, or permits to be concealed or removed, any part of its assets, so as to hinder, delay or defraud any of its creditors, or makes or suffers a transfer of any of its assets which would be fraudulent under any bankruptcy, insolvency, fraudulent conveyance or similar law or makes any transfer of its assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffers or permits, while insolvent, any creditor to obtain a lien upon any of Debtor's property through legal proceedings or distraint, or if a tax lien is filed against Debtor.

9. REMEDIES OF SECURED PARTY:

(a) Upon the occurrence of any Event of Default under this Agreement, Secured Party, at its option, may declare any or all of the Obligations, including but not limited to the Note, to be immediately due and payable, without demand or notice to Debtor or any guarantor. The Obligations and liabilities accelerated thereby shall bear interest from the Event of Default (both before and after any judgment) until paid in full at the lesser of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.




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(b) Upon the occurrence of any Event of Default, Secured Party shall additionally have all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law. Without limiting the foregoing and without notice or demand, Secured Party shall have the right at its option to immediately exercise one or more of the following remedies: (i) refuse to extend any further credit to Debtor; (ii) terminate this Agreement immediately without notice; (iii) take immediate and exclusive possession of the Aircraft, wherever it may be found; (iv) enter any of Debtor's premises, with or without process of law, wherever the Aircraft may be or Secured Party reasonably believes it to be, and search for it, and if the Aircraft or any part of it is found, to take possession of and remove it; (v) sell, lease and otherwise dispose of the Aircraft or any part of it, at public auction or private sale, for cash or on credit, as Secured Party may elect at its option and Secured Party shall have the right to bid and become the purchaser at any such sale, or keep the Aircraft idle; (vi) notify, in Secured Party's own name, or in Debtor's name, all obligors of Debtor and demand, collect, receive, receipt for, sue, compromise and give acquittance for, any and all amounts due on contracts and credits, and endorse Debtor's name on any commercial paper or instrument given as full or partial payment thereon; (vii) direct the Debtor to assemble all parts and components of the Aircraft and deliver it to Secured Party, at Debtor's expense, at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor; and/or (viii) hold, appropriate, apply or set-off any and all moneys, credits and indebtedness due from Secured Party, its affiliates, parents or subsidiaries, to Debtor.

(c) Upon the occurrence of any Event of Default, Debtor shall pay all reasonable costs incurred by Secured Party in collecting any of the Obligations owed Secured Party by Debtor and enforcing any Obligations of Debtor to Secured Party, including but not limited to reasonable attorneys' fees and legal expenses.

(d) Notwithstanding the availability of any other remedy and in addition thereto, if Debtor fails to perform any of its Obligations hereunder or under any of the Debt Documents, Secured Party may perform the same, but shall not be obligated to do so, for the account of Debtor, and Debtor shall immediately repay to Secured Party on demand any amounts paid or incurred by Secured Party in such performance together with interest thereon accrued from the date paid or incurred by Secured Party until repaid in full by Debtor at the lesser of one and one half percent (1 1/2%) per month and the maximum interest rate permitted by applicable law to be charged Debtor by Secured Party.




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(e) Notwithstanding any other provision hereof to the contrary, any notice required to be given by law or pursuant to this Agreement with respect to disposition of the Aircraft or any part of it shall be deemed reasonably and properly given if mailed by first class United States Mail, postage prepaid, by prepaid express mail service (private or government) or by hand delivery to Debtor at its last known address, at least ten (10) days before the disposition of the subject matter of such notification.

(f) Any proceeds realized by Secured Party upon the sale or other disposition of the Aircraft shall first be applied by the Secured Party to the payment of the reasonable expenses (including interest) of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses and any balance of such proceeds may be applied by the Secured Party toward the satisfaction of Debtor's Obligations in such order of application as the Secured Party may in its sole discretion determine. Any surplus remaining after all of Debtor's Obligations to Secured Party shall have been paid in full shall be paid to Debtor. Debtor shall be liable for and shall promptly pay on demand any deficiency resulting from any such disposition of Aircraft.

(g) The foregoing remedies shall not be exclusive or alternative but shall be cumulative and in addition to all other remedies in favor of Secured Party existing at law or in equity.

10. WAIVER OF DEFAULT. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.

11. REPORTS.

(a) Debtor shall promptly notify Secured Party in the event of (i) any change in Debtor's name, (ii) any relocation of Debtor's chief executive offices, (iii) any permanent or indefinite relocation of the Aircraft or its home airport, (iv) the Aircraft being lost, stolen, missing, confiscated, appropriated, seized, sequestered, destroyed, materially damaged or worn out, (v) any accident involving the Aircraft or (vi) any lien, claim or encumbrance attaching or being made against the Aircraft (other than liens in favor of Secured Party). Such notice shall contain all pertinent details of the event being reported, and shall be supplemented promptly upon Secured Party's request.



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(b) Debtor agrees to furnish its annual financial statements and such interim statements as Secured Party may require in form satisfactory to Secured Party. Any and all financial statements submitted and to be submitted to Secured Party have and will have been prepared on a basis of generally accepted accounting principles consistently applied, and are and will be complete and correct and fairly present Debtor's financial condition as at the date thereof. Secured Party may at any reasonable time examine Debtor's books and records and make copies thereof.

12. MISCELLANEOUS:

(a) This Agreement, the Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives and agrees not to assert against any assignee any defense, counterclaim, right of set-off or cross-complaint Debtor may have against Secured Party for any reason whatsoever, agreeing that Secured Party shall be solely responsible therefor.

(b) All notices to be given in connection with this Agreement and the Debt Documents shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail (government or private), and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, "business day" means any day other than a Saturday, a Sunday, or other day on which commercial banks in New York, New York are required or authorized to be closed.

(c) Secured Party may correct patent errors herein and fill in all blanks herein or in the Debt Documents consistent with the agreement of the parties as confirmed in writing by Debtor prior to Secured Party making such corrections.

(d) Time is of the essence hereof. This Agreement and the Debt Documents shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.




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(e) The unenforceability of any provision hereof or of the Debt Documents shall not affect the validity of any other provision hereof or thereof.

(f) This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings (whether written, oral or implied) with respect thereto. THIS AGREEMENT AND THE DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED, NOR SHALL ANY WAIVER BE GIVEN, ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES HERETO. Section headings in this Agreement are for convenience only, and shall not affect the construction or interpretation hereof.

(g) DEBTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE DEBT DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.





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

(h) Subject to the provisions of that certain Cross-Collateral and Cross-Default Agreement dated as of APRIL 29, 1999, between Debtor and General Electric Capital Corporation, this Agreement shall continue in full force and effect until all of the Obligations have been indefeasibly paid in full to Secured Party. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).


SECURED PARTY:                               DEBTOR:
RIDGEBURY FUNDING, L.L.C.                    UNITED FOODS, INC.
by its Attorney-in-Fact,


GENERAL ELECTRIC CAPITAL CORPORATION

By:  /s/ Mike Caruso                              By: /s/ Donald Dresser
    ----------------------------------
Name: Mike Caruso                                 Name: Donald Dresser
      --------------------------------
Title: Senior Risk Analyst                        Title: Senior Vice President,
      --------------------------------                  Administration

                                                  By: /s/ Carl W. Gruenewald, II

                                                  Name: Carl W. Gruenewald, II

                                                  Title: Senior Vice President,
                                                            CFO & Treasurer



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


                                 PROMISSORY NOTE
                              APRIL 30, 1999 (001)
                                     (DATE)
             TEN PICTSWEET DRIVE_, BELLS_, CROCKET COUNTY, TN 38006
                               (ADDRESS OF MAKER)

FOR VALUE RECEIVED, UNITED FOODS, INC. ("MAKER") promises, jointly and severally if more than one, to pay to the order of RIDGEBURY FUNDING, L.L.C., a Delaware limited liability company, or any subsequent holder hereof (each, a "PAYEE") at its office located at 1000 WINDWARD CONCOURSE SUITE 403, ALPHARETTA, GA 30005 or at such other place as Payee or the holder hereof may designate, the principal sum of FIVE-MILLION FOUR-HUNDRED THOUSAND AND 00/100 DOLLARS ($5,400,000.00), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate OF SEVEN AND SEVENTY-THREE ONE-HUNDREDTHS PERCENT (7.73%) per annum, to be paid in lawful money of the United States, in ONE-HUNDRED TWENTY (120) consecutive monthly installments of principal and interest as follows:

                           PERIODIC INSTALLMENT AMOUNT
                           ---------------------------
                        1 - 120               $64,749.04

each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on JUNE 1, 1999 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. In the event the Promissory Note is funded on a day other than the first of a calendar month, Maker shall pay as interim interest ("Interim Interest") for the period from and including the date hereof, through and including the last calendar day of the month immediately preceding the first Periodic Installment (the "Interim Period" ) which shall be the product of the contract rate set forth above divided by 360 times the principal sum set forth above.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "SECURITY AGREEMENT").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable and such failure is not cured within ten (10) days written notice to Maker; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full or in part, its indebtedness hereunder upon payment of the entire or partial indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period: (a) three percent (3%) prior to the first annual anniversary date of said Note; (b) two percent (2%) thereafter and prior to the second annual anniversary date of said Note; (c) one percent (1%) thereafter and prior to the third annual anniversary date of said Note; and zero percent (-0-%) thereafter.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "OBLIGOR") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


  UNITED FOODS, INC.

  By: /s/ Donald Dresser                      By: /s/ Carl W. Gruenewald, II
      Donald Dresser, Senior Vice President       Carl W. Gruenewald, II,
      Administration                              Senior Vice President,
                                                  CFO and Treasurer

  74-1264568
  ----------
  (Federal tax identification number)